Exhibit 99.1

Contact:

Kearstin Patterson

Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics PMA Remains on Track

Augment™ Injectable Receives Device Designation

United States and European Patent Portfolio Significantly Enhanced

Franklin, Tenn – September 8, 2010 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced it completed its 100 day Premarket Approval Application (PMA) meeting with the Food and Drug Administration (FDA)  regarding the review of Augment™ Bone Graft for the treatment of foot and ankle fusions in the U.S.  The FDA generally meets with the PMA sponsor approximately 100 days after the filing of the PMA with the purpose of discussing the status of the application. During its recent discussion with the Company, the FDA raised no unexpected issues that would impact the timing for an upcoming Orthopedic Advisory Panel Meeting or potential approval of Augment.  The Company continues to anticipate that the panel meeting will be held by early 2011.  If the panel determines the product to be safe and effective, the Company expects approval of Augment by the FDA in mid-2011.

BioMimetic also announced today that the FDA has completed review of the Company’s request for designation (RFD) for Augment™ Injectable Bone Graft, the Company’s second generation bone grafting product. The Company recently received a determination letter from the FDA’s Office of Combination Products (OCP) indicating that the Augment Injectable review will follow a medical device pathway and accordingly has been assigned to the FDA’s Center for Devices and Radiologic Health (CDRH) Division of Surgical, Orthopedic and Restorative Devices for lead review. The device will be reviewed through the premarket approval process to confirm reasonable assurance of safety and effectiveness. The Company expects to initiate patient enrollment in a U.S. pivotal trial when the IDE is approved by the FDA, potentially in the fourth quarter.

Augment Injectable is being designed for easy, controlled delivery to open surgical sites, to complement minimally invasive surgery or to be used as a means to treat fractures and bone defects percutaneously. Enrollment of 75 patients was recently completed in a pivotal clinical study in Canada comparing Augment Injectable to autograft in foot and ankle fusions. The primary endpoint of the Canadian study is the percent of patients fused as measured by CT scans at six months with all patients followed for a 12-month period.

“We are pleased with the outcomes of both the 100 day meeting for Augment and the device designation for Augment Injectable,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics. “We feel even more confident in the PMA we submitted for Augment earlier this year.  Further, the Augment Injectable device designation provides a clear regulatory path for us to follow in the approval of this product candidate in the U.S. and keeps us on track with our clinical timeline.”

The Company also announced the expansion of its patent portfolio in both the United States and Europe with the addition of two new patents.  On September 21, 2010, the United States Patent Office will issue patent number 7,799,754 entitled "Compositions and Methods for Treating Bone."  This patent will cover methods of treating impaired bone to facilitate strengthening and healing of bone using novel compositions of recombinant human platelet derived growth factor (rhPDGF-BB) combined with matrix materials having defined characteristics. Additionally, the European Patent Office has issued patent No. 1812076 entitled “Platelet-Derived Growth Factor Compositions and Methods of Use Thereof”.  The European patent covers compositions of rhPDGF-BB combined with matrix materials having defined characteristics.

Both the U.S. and the European patents will cover the Company’s novel recombinant protein-device combination product candidates, including Augment Bone Graft and Augment Injectable Bone Graft, as well as GEMESIS™, which the Company previously sold to Luitpold Pharmaceuticals, Inc.   The new U.S. patent now extends the Company’s protection in the U.S. for Augment and Augment Injectable until January 2026, and the European patent will provide similar protection in the EU until October 2025.  The new patents will provide protection against the marketing of similar or generic versions of Augment, Augment Injectable, and GEMESIS in both the U.S. and all major EU markets, and will significantly enhance the Company’s existing, strong patent portfolio.

“The issuance of these two patents  is a major step in building our patent portfolio and will enable us to exclude potential competitors from marketing similar products containing rhPDGF-BB in the EU until at least 2025 and in the U.S. until 2026,” commented Dr. Lynch. “In addition to bone growth, the EU patent also covers the method of using the composition to promote growth of ligament, cartilage and periodontium providing us protection within sports medicine.   Further, this U.S. patent will cover use of rhPDGF-BB for treatment of numerous compromised healing situations, including, for example, osteoporotic fractures, vertebral fusions and compression fractures and avascular necrosis (AVN) following hip fractures."

For additional details on the approval of these patents, please visit the U.S. Patent Office at http://portal.uspto.gov/external/portal/pair and the European Patent Office at https://register.epoline.org/espacenet/application?number=EP05803356.

About BioMimetic Therapeutics

BioMimetic Therapeutics is a biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration.  rhPDGF-BB is a synthetic form of one of the body's principal agents to stimulate and direct healing and regeneration.  The mechanism of action of this platform technology suggests it may be effective in a broad array of musculoskeletal applications, including the repair of bone, ligament, tendon and cartilage. Through the commercialization of this technology, BioMimetic seeks to become the leading company in the field of orthopedic regenerative medicine. In 2005, BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration. Additionally, BioMimetic Therapeutics has completed and ongoing clinical trials with its product candidates Augment™ Bone Graft and Augment™ Injectable Bone Graft  in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment as an alternative to the use of autograft in foot and ankle fusion indications in Canada. In May 2010, the Company’s Pre-Marketing Approval (PMA) application for the approval of Augment Bone Graft was filed with the FDA.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dental related product and markets it through its Osteohealth Company in the United States and Canada.

For further information contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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